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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form S-4 of our report dated March 14, 1997, except for Notes 22 and 24, as to which the date is October 9, 1997, on our audits of the consolidated financial statements of Vacation Break U.S.A., Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts."


COOPERS & LYBRAND L.L.P.

Ft. Lauderdale, Florida
October 31, 1997